Exhibit 99.1

    Dillard's, Inc. Cuts Second Quarter Net Loss by More than Half

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Aug. 19, 2005--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for the 13 weeks ended July 30, 2005. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".
    Net loss for the 13 weeks ended July 30, 2005 was $12.3 million ($0.15 per basic and diluted share) compared to net loss of $26.0 million ($0.31 per basic and diluted share) for the 13 weeks ended July 31, 2004. Included in net loss for the 13 weeks ended July 30, 2005 were pretax asset impairment and store closing charges of $6.0 million ($3.8 million after-tax or $0.05 per basic and diluted share).
    Improvement in operating results for the 13 weeks ended July 30, 2005 compared to the 13 weeks ended July 31, 2004 is primarily attributable to positive comparable store sales, improved gross margin performance, decreased advertising, selling, general and administrative expenses and decreased interest expense.

    Revenues

    Net sales for the 13 weeks ended July 30, 2005 were $1.692 billion compared to sales for the 13 weeks ended July 31, 2004 of $1.671 billion. Net sales increased 1% for the 13-week period on both a total and comparable store basis.
    During the 13 weeks ended July 30, 2005, net sales were strongest in the Western region, exceeding the Company's average sales performance for the period. Net sales were slightly above trend in the Eastern region and slightly below trend in the Central region. Net sales of accessories, lingerie and shoes significantly exceeded the Company's average sales trend, while performance of children's apparel and furniture was significantly below trend.
    Total revenues for the 13 weeks ended July 30, 2005 does not include service charge income due to the Company's sale of its credit card business in November of 2004. The absence of service charge income during the period is partially offset by income received under the terms of the long-term marketing and servicing alliance with GE Consumer Finance.

    Gross Margin/Merchandise Initiatives

    Gross margin improved 100 basis points as a percentage of sales for the 13 weeks ended July 30, 2005 compared to the 13 weeks ended July 31, 2004. The improvement is due to a shift in the Company's product mix toward higher margin merchandise and a decrease in markdown activity for the 13 weeks ended July 30, 2005 compared to the prior year 13-week period. Total inventory increased primarily due to an increase relating to inventory in transit. Inventory in comparable stores at July 30, 2005 increased 3% compared to inventory at July 31, 2004.
    Dillard's continues to execute key merchandise initiatives as it works to maintain relationships with existing loyal customers while attracting new customers with expanded offerings in upscale and contemporary fashions. These expanded selections include the Company's improved lines of exclusive brand merchandise. The penetration of exclusive brand merchandise as a percentage of sales for the 26 weeks ended July 30, 2005 and July 31, 2004 was 22.8% and 22.1%, respectively. The Company will continue to use existing technology and research to edit its assortments by store to meet the specific preference, taste and size requirements of each local operating area.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A) expenses declined $15.4 million to $484.7 million for the 13 weeks ended July 30, 2005 from $500.1 million for the 13 weeks ended July 31, 2004. Savings were driven by decreases in bad debt expense, payroll and communication and advertising costs resulting primarily from the Company's sale of its credit card business in November of 2004.

    Debt/Interest Expense

    Interest and debt expense declined $10.3 million during the 13 weeks ended July 30, 2005 compared to the 13 weeks ended July 31, 2004 as a result of lower debt levels. Interest and debt expense was $27.2 million and $37.5 million for the 13 weeks ended July 30, 2005 and July 31, 2004, respectively.
    At July 30, 2005, the Company had $1.5 billion total debt outstanding (including Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debentures) compared with $2.4 billion at July 31, 2004.
    During the 13 weeks ended July 31, 2005 the Company announced the amendment and extension of its senior secured revolving credit facility. The amendments included an increase in the amount of the facility to $1.2 billion from the previous amount of $1.0 billion with no change in the amount of inventory pledged. In addition, the facility was extended to provide an additional two years of term and now expires December 12, 2010. At July 30, 2005, letters of credit totaling $67.3 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Share Repurchase Program

    During the 13 weeks ended July 30, 2005, the Company completed the remaining authorized repurchase of Class A Common Stock under its $200 million program, which was approved by the board of directors in May of 2000, and announced the authorization of a new $200 million share repurchase program. During the 13 weeks ended July 30, 2005, Dillard's repurchased $7.4 million of Class A Common Stock under the new program. Share repurchases during the 13 weeks ended July 30, 2005 under both plans totaled $22.5 million. At July 30, 2005, the Company had 82.5 million shares of its Class A and Class B Common Stock outstanding.

    Store Openings/Closings

    During the 13 weeks ended July 30, 2005, the Company announced the upcoming closure of three stores consistent with its plan to close under-performing units where appropriate. These stores are located in Lexington Mall in Lexington, Kentucky, Hickory Ridge Mall in Memphis, Tennessee and Richardson Mall in Richardson, Texas. These stores are expected to close in the fall of 2005.
    As previously announced, the Company plans to open these new locations in the fall of 2005:


Center                   City                 Square Feet   Month
----------------------------------------------------------------------
Northlake Mall           North Charlotte, NC  180,000       September
The Shops at La Cantera  San Antonio, TX      200,000       September
Firewheel Towne Center   Garland, TX          155,000       October
Atlantic Station         Atlanta, GA          227,000       October
The Avenue Carriage
 Crossing                Collierville, TN     200,000       October


    At July 30, 2005, the Company operated 329 Dillard's locations spanning 29 states.


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                      13-Week Period Ended
                           -------------------------------------------
                               July 30, 2005         July 31, 2004
                           -------------------------------------------
                                         % of                  % of
                             Amount   Net Sales    Amount   Net Sales
                           ---------- ---------- ---------- ----------

Net sales                  $ 1,691.9          -  $ 1,671.4          -
Total revenues               1,728.5      102.2%   1,730.1      103.5%
Cost of sales                1,144.0       67.6    1,145.8       68.6
Advertising, selling,
 administrative and
 general expenses              484.7       28.6      500.1       29.9
Depreciation and
 amortization                   75.9        4.5       74.3        4.4
Rentals                         10.1        0.6       13.0        0.8
Interest and debt expense       27.2        1.6       37.5        2.2
Asset impairment and store
 closing charges                 6.0        0.4          -        0.0
                           ----------            ----------
  Total costs and expenses   1,747.9               1,770.7
                           ----------            ----------
Loss before income taxes       (19.4)      -1.1      (40.6)      -2.4
Income taxes                    (7.1)                (14.6)
                           ---------- ---------- ---------- ----------
Net Loss                   $   (12.3)      -0.7% $   (26.0)      -1.6%
                           ========== ========== ========== ==========
Basic and and diluted loss
 per share                 $   (0.15)            $   (0.31)
                           ==========            ==========
Basic and diluted weighted
 average shares                 82.7                  83.7
                           ==========            ==========



                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                      26-Week Period Ended
                           -------------------------------------------


                               July 30, 2005         July 31, 2004
                           -------------------------------------------
                                         % of                  % of
                             Amount   Net Sales    Amount   Net Sales
                           ---------- ---------- ---------- ----------

Net sales                  $ 3,494.9          -  $ 3,525.8          -
Total revenues               3,567.2      102.1%   3,641.9      103.3%
Cost of sales                2,314.3       66.2    2,333.3       66.2
Advertising, selling,
 administrative and
 general expenses              982.0       28.1    1,009.9       28.6
Depreciation and
 amortization                  150.5        4.3      148.5        4.2
Rentals                         20.6        0.6       26.7        0.8
Interest and debt expense       53.4        1.5       75.5        2.2
Asset impairment and store
 closing charges                 6.4        0.2        4.7        0.1
                           ----------            ----------
  Total costs and expenses   3,527.2               3,598.6
                           ----------            ----------
Income before income taxes      40.0        1.2       43.3        1.2
Income taxes                    14.3                  15.6
                           ---------- ---------- ---------- ----------
Net Income                 $    25.7        0.7% $    27.7        0.8%
                           ========== ========== ========== ==========
Basic and diluted earnings
 per share                 $    0.31             $    0.33
                           ==========            ==========
Basic weighted average
 shares                         83.0                  83.6
                           ==========            ==========
Diluted weighted average
 shares                         83.2                  84.1
                           ==========            ==========



                   Dillard's, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                             (In Millions)

                                                  July 30,   July 31,
                                                    2005       2004
                                                 ---------- ----------
Assets
Current Assets:
  Cash and cash equivalents                      $   177.4  $    82.8
  Trade accounts receivable                            8.9    1,036.6
  Merchandise inventories                          1,926.4    1,723.3
  Other current assets                                43.7       32.3
                                                 ---------- ----------
    Total current assets                           2,156.4     2875.0

Property and equipment, net                        3,214.5    3,146.8
Goodwill                                              35.5       36.7
Other assets                                         172.4      171.5
                                                 ---------- ----------

    Total Assets                                 $ 5,578.8  $ 6,230.0
                                                 ========== ==========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses    $   894.8  $   731.4
  Other short-term borrowings                            -      122.0
  Current portion of long-term debt and capital
   leases                                            154.1      257.2
  Federal and state income taxes                      91.8      113.6
                                                 ---------- ----------
    Total current liabilities                      1,140.7    1,224.2

Long-term debt and capital leases                  1,177.1    1,772.2
Other liabilities                                    252.8      150.4
Deferred income taxes                                482.9      616.3
Guaranteed preferred beneficial interests in the
 Company's subordinated debentures                   200.0      200.0
Stockholders' equity                               2,325.3    2,266.9
                                                 ---------- ----------

    Total Liabilities and Stockholders' Equity   $ 5,578.8  $ 6,230.0
                                                 ========== ==========



                      Other Financial Information
                             (In Millions)

                                                  July 30,   July 31,
                                                    2005       2004
                                                 ---------- ----------

Square footage                                        56.1       56.1
                                                 ========== ==========
Capital expenditures:
  13 weeks ended                                 $    96.4  $    59.2
  26 weeks ended                                     197.9      102.0


    Estimates for 2005

    The Company is updating the following estimates for certain income statement items for the fiscal year ending January 28, 2006 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".


                                                      In Millions
                                                 ---------- ----------
                                                    2005       2004
                                                 Estimated    Actual
                                                 ---------- ----------
Depreciation and amortization                    $     310  $     302
Rental expense                                          48         55
Interest and debt expense                              105        139
Capital expenditures                                   335        285


    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives, upcoming store openings and closures and estimates for 2005 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc., Little Rock
             Julie J. Bull, 501-376-5965